		EXHIBIT 12

FIRSTENERGY CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$276,348	$290,110
Interest and other charges, before reduction for amounts capitalized
and deferred	181,066	184,624
Provision for income taxes	187,024	200,341
Interest element of rentals charged to income (a)	58,344	54,985

Earnings as defined	$702,782	$730,060

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$181,066	$184,624
Interest element of rentals charged to income (a)	58,344	54,985

Fixed charges as defined	$239,410	$239,609

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.94	3.05

___________________

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

		EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$43,909	$54,035
Interest and other charges, before reduction for amounts capitalized
and deferred	17,641	21,022
Provision for income taxes	26,873	17,426
Interest element of rentals charged to income (a)	19,191	21,402

Earnings as defined	$107,614	$113,885

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$17,641	$21,022
Interest element of rentals charged to income (a)	19,191	21,402

Fixed charges as defined	$36,832	$42,424

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.92	2.68

__________________

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

		EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$21,392	$31,744
Interest and other charges, before reduction for amounts capitalized
and deferred	15,322	11,337
Provision for income taxes	18,279	24,263
Interest element of rentals charged to income (a)	904	829

Earnings as defined	$55,897	$68,173

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$15,322	$11,337
Interest element of rentals charged to income (a)	904	829

Fixed charges as defined	$16,226	$12,166

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.44	5.60

__________________

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.